Exhibit 5.1
Watson, Farley & Williams (New York) LLP

Our reference: 25245.50000/19115156 v2	1133 Avenue of the Americas
New York, New York 10036
Tel (212) 922 2200
Fax (212) 922 1512
May 4, 2010
Teekay Corporation
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton, HM 08
Bermuda
Teekay Corporation - Registration Statement on Form S-8
Dear Sirs:
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Teekay Corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules”), of a registration statement on Form S-8 (such registration statement and any amendments or supplements thereto are referred to collectively as the “Registration Statement”) for the registration of 5,491,445 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, that may be issued pursuant to the Company’s 2003 Equity Incentive Plan (as amended to the date hereof, the “Plan”).
In rendering this opinion, we have examined originals or photocopies of all such documents as we have deemed necessary, including (i) the form of the Registration Statement, (ii) the Plan, (iii) certificates of public officials and (iv) certificates of representatives of the Company. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as photocopies. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates. We have also assumed (i) the filing by the Company with the Commission of the Registration Statement substantially in the form examined by us, (ii) the declaration by the Commission of the effectiveness of such Registration Statement and (ii) that the Shares shall be issued under the Plan in compliance with applicable federal, state and foreign securities laws and in accordance with the Registration Statement and the Plan.
This opinion is limited to Marshall Islands Law and is as of the date hereof.
London • New York • Paris • Hamburg • Munich • Rome • Milan • Madrid • Athens • Piraeus • Singapore • Bangkok
Watson, Farley & Williams (New York) LLP is a limited liability Corporation registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.
Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Teekay Corporation	Page 2
May 4, 2010
Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that, if, as and when the Shares have been issued and sold (and consideration therefor received) pursuant to the provisions of duly authorized award agreements in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.
Very truly yours,
/s/ Watson, Farley & Williams (New York) LLP